Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	M. Keith Waddell
Vice Chairman, President and
Chief Financial Officer
(650) 234-6000

ROBERT HALF INTERNATIONAL INC. REPORTS RECORD REVENUES AND EARNINGS FOR THE FOURTH QUARTER OF 2005

MENLO PARK, California, January 26, 2006 – – Robert Half International Inc. (NYSE symbol: RHI) today reported record revenues and earnings for the fourth quarter ended December 31, 2005.

For the quarter ended December 31, 2005, net income was $64.6 million or $.37 per share, on revenues of $884.8 million. Net income for the prior year’s fourth quarter was $49.7 million or $.28 per share, on revenues of $754.2 million.

For the year ended December 31, 2005, net income was $237.9 million or $1.36 per share, on revenues of $3.3 billion. For the year ended December 31, 2004, net income was $140.6 million or $.79 per share, on revenues of $2.7 billion.

Harold M. Messmer, Jr., chairman and chief executive officer of Robert Half International, said, “We were pleased with our fourth-quarter financial results – – quarterly revenues and earnings again reached their highest levels in the company’s history. Revenues and income per share for the fourth quarter increased 17 percent and 32 percent, respectively.”

Messmer continued, “Our staffing operations had strong results across the board, with all divisions posting solid sequential and year-over-year revenue gains. Fourth-quarter revenues in our staffing operations increased 20 percent over last year and rose 7 percent sequentially on a same-day basis.

“Protiviti also performed well during the quarter and continued to broaden its revenue base with growth in outsourced and co-sourced internal audit engagements, as well as business and technology risk consulting services,” he said.

Robert Half International management will conduct a conference call today at 5 p.m. ET to discuss the quarterly financial results. The dial-in number is 800-540-0559 (+1-785-832-1508 outside the United States) and the passcode is “Robert Half International.” A taped recording of this call will be available for replay beginning at approximately 8 p.m. ET today and ending at 8 p.m. ET on February 2. The dial-in number for the replay is 800-688-7339 (+1-402-220-1347 outside the United States). The conference call also will be archived in audio format on the company’s website at www.rhi.com.

Founded in 1948, Robert Half International Inc. (RHI) is the world’s first and largest specialized staffing firm. RHI is a recognized leader in professional consulting and staffing services and is the parent company of Protiviti® (www.protiviti.com), a leading independent internal audit and risk consulting firm.

The company’s specialized staffing divisions include Accountemps®, Robert Half® Finance & Accounting and Robert Half® Management Resources, for temporary, full-time and project professionals, respectively, in the fields of accounting and finance; OfficeTeam®, for highly skilled temporary administrative support personnel; Robert Half® Technology, for information technology professionals; Robert Half® Legal, for legal personnel; and The Creative Group®, for advertising, marketing and web design professionals. The company’s staffing divisions serve clients and candidates through more than 330 offices worldwide.

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Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that may affect the company’s future operating results or financial positions. These statements may be identified by words such as “estimate”, “forecast”, “project”, “plan”, “intend”, “believe”, “expect”, “anticipate”, or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements.

These risks and uncertainties include, but are not limited to, the following: changes in levels of unemployment and other economic conditions in the United States or foreign countries where the company does business, or in particular regions or industries; reduction in the supply of candidates for temporary employment or the company’s ability to attract candidates; the entry of new competitors into the marketplace or expansion by existing competitors; the ability of the company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions; the impact of competitive pressures, including any change in the demand for the company’s services, on the company’s ability to maintain its margins; the possibility of the company incurring liability for its activities, including the activities of its temporary employees, or for events impacting its temporary employees on clients’ premises; the possibility that adverse publicity could impact the company’s ability to attract and retain clients and candidates; the success of the company in attracting, training, and retaining qualified management personnel and other staff employees; whether governments will impose additional regulations or licensing requirements on personnel services businesses in particular or on employer/employee relationships in general; whether there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; and litigation relating to prior or current transactions or activities, including litigation that may be disclosed from time to time in the company’s SEC filings.

Additionally, with respect to Protiviti, other risks and uncertainties include the fact that future success will depend on its ability to retain employees and attract clients; there can be no assurance that there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; failure to produce projected revenues could adversely affect financial results; and there is the possibility of involvement in litigation relating to prior or current transactions or activities.

Because long-term contracts are not a significant part of the company’s business, future results cannot be reliably predicted by considering past trends or extrapolating past results. The company undertakes no obligation to update information contained in this release.

A copy of this release is available at www.rhi.com.

ATTACHED:	Summary of Operations

Supplemental Financial Information

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUMMARY OF OPERATIONS

(in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)

Net service revenues	$884,765	$754,197	$3,338,439	$2,675,696
Direct costs of services	517,841	450,889	1,965,390	1,619,394

Gross margin	366,924	303,308	1,373,049	1,056,302

Selling, general and administrative expenses	263,657	222,119	991,488	824,382
Amortization of intangible assets	94	99	335	1,025
Interest income	(3,800)	(1,265)	(10,948)	(3,770)

Income before income taxes	106,973	82,355	392,174	234,665
Provision for income taxes	42,364	32,688	154,304	94,061

Net income	$64,609	$49,667	$237,870	$140,604

Diluted net income per share	$.37	$.28	$1.36	$.79

Shares:
Basic	166,965	169,828	167,664	169,742
Diluted	174,625	176,769	175,039	176,866

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
REVENUES:
Accountemps	$324,387	$265,125	$1,230,247	$993,391
OfficeTeam	179,103	153,600	679,698	579,753
Robert Half Technology	81,534	70,230	302,225	265,561
Robert Half Management Resources	111,062	103,366	428,041	348,763
Robert Half Finance & Accounting	60,551	36,947	219,234	135,882
Protiviti	128,128	124,929	478,994	352,346

Total	$884,765	$754,197	$3,338,439	$2,675,696

GROSS MARGIN:
Temporary and consultant staffing	$257,923	$216,701	$963,333	$787,077
Permanent placement staffing	60,551	36,947	219,234	135,882
Risk consulting and internal audit services	48,450	49,660	190,482	133,343

Total	$366,924	$303,308	$1,373,049	$1,056,302

OPERATING INCOME:
Temporary and consultant staffing	$72,635	$49,257	$250,161	$151,855
Permanent placement staffing	10,303	4,310	44,602	16,919
Risk consulting and internal audit services	20,329	27,622	86,798	63,146

Total	$103,267	$81,189	$381,561	$231,920

SELECTED CASH FLOW INFORMATION:
Amortization of intangible assets	$94	$99	$335	$1,025
Depreciation expense	$13,555	$11,693	$50,994	$48,947
Capital expenditures	$20,745	$9,765	$61,751	$32,867
Open market repurchases of common stock (shares)	914	497	7,645	2,670

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	December 31,
	2005	2004
	(Unaudited)
SELECTED BALANCE SHEET INFORMATION:
Cash and cash equivalents	$458,358	$345,283
Marketable securities	$—	$91,526
Accounts receivable, less allowances	$451,260	$391,641
Total assets	$1,318,686	$1,198,657
Current liabilities	$336,701	$279,007
Notes payable and other indebtedness, less current portion	$2,698	$2,266
Total stockholders’ equity	$970,873	$911,870

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